Exhibit 99

FOR RELEASE March 23, 2012

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Crook, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES ANNUAL EARNINGS FOR 2011

BUCHANAN, VIRGINIA. March 23, 2012 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter and year-to-date periods ending December 31, 2011. The net loss for the fourth quarter amounted to $(519,780) or $(0.41) per share. This amount compares to a net loss amounting to $(330,179), or $(0.26) per share, for the same period last year.

The net loss for the fiscal year 2011 amounted to $(2,922,048). This amount compares to $(117,417) for the same period of 2010. Both basic and diluted earnings per share were $(2.33) at December 31, 2011 compared to $(0.09) at December 31, 2010.

At December 31, 2011 total assets amounted to $306,618,031 and total deposits stood at $280,823,643.

H. Watts Steger, III, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., said “The Company’s performance in 2011 was below our own expectations. We were adversely impacted by a higher provision for loan losses as we responded to loan delinquencies, impaired loans, and loss exposure resulting from the decline in real estate values collateralizing specific loans. The anemic economic recovery related to our regional housing market’s decreasing collateral values, slow sales, foreclosures, and bankruptcies have impacted the ability of some borrowers to service debt. Our Company’s 112-year history and “well capitalized” position enabled us to withstand the financial impact of 2011.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates ten full service offices in Botetourt, Rockbridge, Roanoke, and Franklin counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

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Botetourt Bankshares, Inc.

Consolidated Balance Sheets

December 31, 2011 and December 31, 2010

	(Audited) 2011	(Audited) 2010

Assets

Cash and due from banks	$7,376,113	$6,232,356
Interest-bearing deposits with banks	19,235,517	12,190,985
Federal funds sold	680,000	1,728,000

Total cash and cash equivalents	27,291,630	20,151,341
Time deposits with banks	250,000	500,000
Investment securities available for sale	15,622,899	15,042,933
Investment securities held to maturity (fair value approximates $100,000 in 2010)	—	100,000
Restricted equity securities	536,000	581,000
Loans, net of allowance for loan losses of $5,994,825 in 2011 and $5,147,790 in 2010	243,854,200	257,557,882
Property and equipment, net	7,344,643	7,661,323
Accrued income	1,039,676	1,338,662
Foreclosed assets	5,251,939	1,850,665
Other assets	5,427,044	4,700,925

Total assets	$306,618,031	$309,484,731

Liabilities and Stockholders’ Equity

Liabilities
Noninterest-bearing deposits	$36,359,242	$33,006,463
Interest-bearing deposits	244,464,401	248,041,302

Total deposits	280,823,643	281,047,765

Accrued interest payable	451,663	520,373
Subordinated debt	300,000	—
Other liabilities	1,420,074	2,051,912

Total liabilities	282,995,380	283,620,050

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $1.00 par value; 2,500,000 shares authorized; 1,253,542 and 1,250,375 shares issued and outstanding in 2011 and 2010, respectively	1,253,542	1,250,375
Additional paid-in capital	1,714,975	1,687,446
Retained earnings	20,720,004	23,692,067
Accumulated other comprehensive loss	(65,870)	(765,207)

Total stockholders’ equity	23,622,651	25,864,681

Total liabilities and stockholders’ equity	$306,618,031	$309,484,731

Botetourt Bankshares, Inc.

Consolidated Statements of Operations

For the Year Ended December 31, 2011 and 2010

	(Audited) 2010	(Audited) 2009
Interest income
Loans and fees on loans	$14,565,904	$15,613,824
Federal funds sold	1,478	8,641
Investment securities:

Taxable	207,428	313,561
Exempt from federal income tax	209,446	240,750
Dividend income	4,926	2,143
Deposits with banks	42,999	23,124

Total interest income	15,032,181	16,202,043

Interest expense
Deposits	4,117,633	5,163,198
Long-term debt	5,095	—
Federal funds purchased	33	—

Total interest expense	4,122,761	5,163,198

Net interest income	10,909,420	11,038,845

Provision for loan losses	7,485,000	4,045,000

Net interest income after provision for loan losses	3,424,420	6,993,845

Noninterest income
Service charges on deposit accounts	1,174,541	1,094,093
Other service charges and fees	241,727	213,254
Mortgage origination fees	165,373	201,505
Commissions on title services	39,991	48,996
Net realized gains on sale of AFS securities	2,650	2,675
Other income	348,617	367,285

Total noninterest income	1,972,899	1,927,808

Noninterest expense
Salaries and employee benefits	4,639,938	4,877,701
Occupancy	525,981	535,881
Equipment	524,559	653,576
Foreclosed assets, net	1,182,514	379,020
Advertising and marketing	139,485	147,745
Outside services	397,714	352,427
FDIC insurance premiums and assessment	410,986	485,688
ATM and debit card	306,373	278,712
Franchise tax	189,319	193,918
Collection	287,950	124,974
Other operating expenses	1,349,102	1,226,674

Total noninterest expense	9,953,921	9,256,316

Loss before income taxes	(4,556,602)	(334,663)

Income tax benefit	(1,634,554)	(217,246)

Net loss	$(2,922,048)	$(117,417)

Basic loss per share	$(2.33)	$(0.09)

Diluted loss per share	$(2.33)	$(0.09)

Basic weighted average shares outstanding	1,252,128	1,248,142

Diluted weighted average shares outstanding	1,252,128	1,248,142